Portions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K on the basis that the registrant customarily and actually treats that information as private or confidential and the omitted information is not material. Information that has been omitted has been noted in this document with a placeholder identified by the mark “[***]”.

Exhibit 10.23

CHARTER FOR

ORGANISATION AND OPERATIONS

OF

GRABTAXI COMPANY LIMITED

February 2014

Charter

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Charter

CHARTER OF

GRABTAXI COMPANY LIMITED

We comprise of the following members:

1. Full name	: NGUYEN TUAN ANH
Gender	: Male
Date of birth	: [***]
Ethnicity	: [***]
Nationality	: Vietnamese
Identity card No.	: [***]
Date of issuance	: [***]
Place of issuance	: [***]
Registered permanent address	: [***]
Current address	: [***]
Telephone	: [***]

And

2. Full name	: NGUYEN PHU SINH
Gender	: Male
Date of birth	: [***]
Ethnicity	: [***]
Nationality	: Vietnamese
Identity card No.	: [***]
Date of issuance	: [***]
Place of issuance	: [***]
Registered permanent address	: [***]
Current address	: [***]

Telephone	: [***]

And

3. Full name	: TRAN ANH DUC
Gender	: Male
Date of birth	: [***]
Ethnicity	: [***]
Nationality	: Vietnamese
Identity card No.	: [***]
Date of issuance	: [***]
Place of issuance	: [***]
Registered permanent address	: [***]
Current address	: [***]
Telephone	: [***]

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Charter

Have mutually agreed and undersigned for the incorporation of GRAB TAXI COMPANY LIMITED, a liability limited company (referred to as the “Company”) operating in accordance with the laws of Vietnam and this Charter with the following chapters, articles, and clauses:

CHAPTER I

GENERAL PROVISIONS

Article 1: Scope of Liability

Each member of the Company shall only be liable for the debts and other property obligations of the Company within the extent of their committed capital contributions in the Company.

Article 2: Name of Company

•	Name of the Company in Vietnamese: CÔNG TY TNHH GRABTAXI

•	Name of the Company in English: GRABTAXI COMPANY LIMITED

•	Abbreviated name of the Company: GRABTAXI CO., LTD.

Article 3: Addresses of head office, branch, and representative office

•	The head office of the Company is located at 268 To Hien Thanh Street, Ward 15, District 10, Ho Chi Minh City.

•	Branch/Representative office: Branches and representative offices are not established during this period of time.

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Article 4: Business lines

4.1	Business lines:

No.	Business line	Business Code
1	Other information technology and computer service activities	6209
2	Data processing, hosting and related activities	6311
3	Other information service activities n.e.c
4	Technical testing and analysis	7120
5	Advertising (except for cigarette advertising)	7310
6	Land transport of passengers by urban or suburban transport systems (except for via bus)	4931
7	Other land transport of passenger	4932
8	Wholesale of computer, computer peripheral equipment and software	4651
9	Wholesale of electronic and telecommunications equipment and supplies	4652
10	Wholesale of other machinery and equipment n.e.c	4659
11	Retail sale of computer, computer peripheral equipment, software, and telecommunication equipment in specialized stores	4741
12	Retail sale of audio and video equipment in specialized stores	4742
13	Computer consultancy and system administration	6202
14	Renting and leasing of motor vehicles	7710
15	Web portals Details: establishment of integrated electronic web portal (except for internet agent)	6312
16	Computer programming	6201
17	Software publishing Details: producing software	5820
18	Sale of motor vehicle part and accessories Details: Wholesale of motor vehicle part and accessories	4530

4.2	The scope operations: local and international.

Article 5: Term of operation

5.1	The operation term of the Company is 20 (twenty) years from the date of issuance of the Operation Registration Certificate by the Licensing authority in favour of the Company.

5.2	The Company may terminate its operation term earlier or extend its operation term subject to decision of the Members’ council or in accordance with the laws.

Article 6: Legal representative

Full name	: NGUYEN TUAN ANH
Gender	: Male
Date of birth	: [***]
Ethnicity	: [***]
Nationality	: Vietnamese
Identity card No.	: [***]
Date of issuance	: [***]
Place of issuance	: [***]
Registered permanent address	: [***]
Current address	: [***]
Telephone	: [***]
Position	: [***]

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Charter

CHAPTER II

CHARTER CAPITAL AND PROVISIONS ON TRANSFER OF CAPITAL

Article 7: Charter Capital

7.1	Charter Capital of the Company is set at VND 20,000,000,000 (Twenty Billion Vietnamese Dong), in particular:

No.	Member	Contributed capital (VND)	Percentage of contributed capital (%)	Type of capital	Time of contribution
1	Nguyen Tuan Anh	6,800,000,000	34	cash	February 28, 2014
2	Nguyen Phu Sinh	6,600,000,000	33	cash	February 28, 2014
2	Tran Anh Duc	6,600,000,000	33	cash	February 28, 2014

	Total	20,000,000,000	100

7.2	Capital contribution schedule shall be as follows:

Members of the Company will fully pay 100% of the Charter capital in accordance with their respective contribution proportions in the charter capital as committed under Article 7.1 above.

The Charter capital may be increased or decreased subject to the Company’s operation status and the discretion of the Members’ council.

Article 8: Capital contribution and capital contribution certificates

8.1

The members must fully contribute the capital in a timely manner with the asset contribution as committed by such members to be contributed to the Company’s Charter capital. In the event a member changes his/her/its type of asset which he/she/it was committed to contribute, consents from the remaining members must be sought.

8.2	The members of the Company must transfer the title over the contributed assets to the Company in accordance with the following provisions:

a)

With respect to assets which have to be registered or land use right, the capital contributing person must proceed with the transfer procedure of such assets or such land use right to the Company at the governmental authorities;

b)

With respect to assets which are not required for title registration, capital contribution must be performed by way of handing over of such contributed assets with minutes of handover to confirm thereof; and

c)

Capital contribution by way of assets which are not Vietnamese currency, freely exchangeable foreign currencies, or gold shall only be considered as paying off when the lawful title over such contributed assets has been transferred to the Company.

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8.3

In the event a member fails to fully contribute his/her/its committed capital in a timely manner, the unpaid capital contribution of such member shall be considered as a debt owing to the Company; such member must be liable for damages incurred due to his/her/its failure to fully contribute such amount of committed capital in a timely manner.

8.4	If after the final commitment period, there is still a member who fails to fully contribute the committed capital, such unpaid capital will be handled in either of the following ways:

a)	One or a number of members agree to contribute such unpaid capital;

b)	Such unpaid capital will be mobilized from other persons to contribute to the Company; or

c)	The remaining members will contribute the unpaid capital corresponding to their respective proportions in the Company’s Charter capital.

8.5	At the time of fully contribution of the committed capital, the relevant member will be issued with the capital contribution certificate by the Company.

8.6	In the event the capital contribution certificate is lost, torn, burnt, or otherwise destroyed, the relevant member will be reissued with another capital contribution certificate by the Company.

Article 9: Member register

9.1	The Company will prepare the member register right after the registration of businesses. The member register will comprise the contents as provided under Article 40 of the Law on enterprises.

9.2	Member register will be kept at the head office of the Company.

Article 10: Redemption of capital contribution

10.1	A member has the right to request the Company to redeem his/her/its capital contribution if such member votes against the resolutions of the Members’ council on the following matters:

a)	Amendment or supplementation of the Charter regarding the rights and obligations of the members and the Members’ council; or

b)	Re-organization of the Company.

10.2	The request for redemption of capital contribution must be made in writing and sent to the Company within fifteen (15) days from the date of approval of such above mentioned matters.

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10.3

When there is a request to redeem the capital contribution from a member, if a redemption price cannot be agreed upon, the Company must redeem such member’s capital contribution at the market price or net asset value of the Company in accordance with an independent audit report at the time of redemption of such capital contribution within fifteen (15) days from the date of receipt of such request.

10.4	The payment of capital contribution redemption shall only be made if after such payment, the Company is capable of satisfying its debts and other property obligations.

Article 11: Transfer of capital contribution

Save for the case provided under Article 12.6 of this Charter, members of a multi-member liability limited company have the right to transfer the whole or any part of his/her/its capital contribution to others in accordance with the following provisions:

11.1	Such member must offer such capital contribution to the remaining members in accordance with their respective proportions of capital contributions in the Company with the same conditions; and

11.2

Such capital contribution shall only be transferred to a person or a party which is not a member of the Company if the remaining members of the Company do not purchase or do not fully purchase such capital contribution within thirty (30) days from the date of offer.

Article 12: Disposal of capital contributions in other cases

12.1	In the event an individual member dies or declared by the competent Court to have passed away, the heir under a will or at law of such member shall become the member of the Company.

12.2	In the event where the capacity for civil act of a member is restricted or lost, such member’s rights and obligations in the Company shall be exercised by his or her guardian.

12.3	The capital contribution of a member shall be redeemed by the Company or transferred in accordance with Article 10 and Article 11 of this Charter under the following circumstances:

a)	An heir does not wish to become a member;

b)	A recipient of a gift as provided under Article 12.5 hereof is not approved by the Members’ council to become a member;

c)	A member being an organization was dissolved or bankrupt.

12.4

Where a member being an individual dies without an heir or where his or her heir disclaims the inheritance or the right to inherit is forfeited, such share of capital contribution shall be dealt with in accordance with civil law.

12.5

A member may make a gift of a part or all of his/her/its share of capital contribution in the Company to other persons. Where the recipient of the gift is of the same bloodline (with such member) up to the third level of heirs, such recipient of the gift shall automatically become a member of the Company. In other cases, the recipient of a gift shall become a member of the Company only upon approval of the Member’s council.

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12.6

Where a member uses his/her/its shares of capital contribution to pay a debt, the payee may use such capital contribution in either of the two following methods: (1) to become a member of the Company upon approval of the Members’ council; or (2) to offer for sale and transfer such capital contribution in accordance with Article 11 hereof.

Article 13: Increase, decrease of Charter capital

13.1	Subject to the decision by the Members’ council, the Company may increase its Charter capital by the following methods

a)	Increase in the contributed capital of members;

b)	Adjust to increase the Charter capital respectively to the increase value of the Company’s assets; or

c)	Receive capital contribution from new members.

13.2

In the event of increase of contributed capital of member, the additional contributed capital shall be made in proportion to the respective capital contributions in the Charter capital of the Company. The member who opposes the decision on increase of the Charter capital has the option not to contribute additional capital. In such case, the amount of additional contributed capital of such member shall be divided amongst other members in proportion to their respective shares of contributed capital in the Charter capital of the Company unless otherwise agreed by the members. In the event the Charter capital is increased by way of admitting new members, such increase must be agreed upon by the members, unless otherwise provided herein.

13.3

The Company may only decrease its Charter capital if the Company, after returning contributed capitals to its members, is capable of satisfying its debt and other property obligations. The Charter capital of the Company may be reduced in the form of:

a)

Returning the members a part of their capital contribution in proportion to the Charter capital of the Company if the Company has been in operation for more than two years from the date of business registration; and the Company is capable of satisfying its debt and other property obligations after returning the members such part of capital contribution;

b)	Redemption of capital contribution in accordance with Article 10 of this Charter; or

c)	Adjust the Charter capital corresponding to the reduced value of the Company’s assets.

CHAPTER III

STRUCTURE OF ORGANIZATION AND MANAGEMENT, AND OPERATION PRINCIPLES OF THE COMPANY

Article 14: Structure of organization

The organizational structure of the Company shall comprise of:

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Charter

•	the Members’ council; and

•	the Director.

Article 15: Members’ council

15.1	The Members’ council consisting of all members of the Company and is the highest decision-making authority of the Company. The Members’ council shall meet at least once a year.

15.2	The Members’ council shall have the following rights and duties:

a)	To make decisions on annual business plans and development strategies of the Company;

b)	To decide on an increase or decrease of the Charter capital, and decide on the time and method of calling for additional capital;

c)	To decide on the method of investment and investment project with the value equal to 50% (Fifty percent) of the total assets recorded in the latest declared financial statement of the Company;

d)

To decide on solutions for market development, marketing, and technology transfer; approve borrow and loan agreements, sales of assets with the value equal to 50% (Fifty percent) of the total assets recorded in the latest declared financial statement of the Company;

dd)

To elect, dismiss the Chairperson of the Members’ council; decide on appointment, dismiss, remove from office, execute, and terminate labor contract with the Director and the Chief accountant of the Company;

e)	To decide on numeration, bonus, and other benefits with respect to the Chairperson, the Director, and the Chief accountant;

f)	To approve the annual financial statements, plans for use and distribution of profits or loss handling plan of the Company;

g)	To decide on the managerial and organizational structure of the Company;

h)	To make decisions on the establishment of subsidiary companies, branches, and representative offices;

i)	To amend, supplement the Charter of the Company;

k)	To decide on reorganisation of the Company; and

l)	To decide on dissolution or request for bankruptcy of the Company.

Article 16: Chairperson of the Members’ council

16.1	The Members’ council shall appoint a member to be the Chairperson. Chairperson of the Members’ council can concurrently be the Company’s Director.

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16.2	Chairperson of the Members’ council shall be given the following rights and obligations:

a)	Prepare or organize the preparation of working program and operation plan of the Members’ council;

b)	Prepare or organize the preparation of agenda, contents, and materials for the meeting of the Members’ council or for obtaining the members’ opinion;

c)	Convene and preside over a meeting of the Members’ council; or organize the obtainment of members’ opinion;

d)	Supervise or organize the supervision of the implementation of decisions of the Members’ council; and

dd)	Sign decisions made by the Members’ council on behalf of the Members’ council.

16.3	The office term of the Chairperson of the Members’ council shall not exceed 05 (five) years. The Chairperson may be re-elected for an unlimited number of terms.

16.4

In case the Company’s Charter indicates that the Chairperson of the Members’ council is concurrently the legal representative of the Company then all transactional documents must clearly state the same.

16.5

The Chairperson of the Members’ council may authorize another member of the Members’ council in writing to exercise the rights and obligations of the Chairperson during his absence. In the event that no member is authorized, or the Chairperson of the Members’ council is unable to work, the remaining members shall appoint a person among themselves to temporarily perform the rights and obligations of the Chairperson according to the majority principle.

Article 17: Director

17.1

The Company’s Director is obligated to run the day-to-day business operations of the Company and responsible to the Members’ council in performing his/her rights and duties. The office term of the Director shall be 05 (five) years from the date of appointment.

17.2	The Director has following rights and duties:

a)	To organize the implementation of resolutions of the Members’ council;

b)	To make decisions on all issues relating to the day-to-day business operations of the Company;

c)	To organize the implementation of business plans and investment plans of the Company;

d)	To make recommendations with respect to the internal management rules of the Company;

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Charter

dd)	To appoint, relieve or dismiss managerial positions in the Company, except for those under the authority of the Members’ council;

e)	To sign contracts in the name of the Company, except for those within the authority of the Chairperson of the Members’ council;

f)	To make recommendations on the Company’s organizational structure plan;

g)	To submit the final annual financial statements to the Members’ council;

h)	To recommend the plan for use of profits or for dealing with losses in business;

i)	To recruit employees; and

k)	Other rights and duties as stipulated in the labor contract entered into by the Director and the Company in accordance with the decision of the Members’ council.

Article 18: Inspection committee

It is not necessary to set up an Inspection committee in the Company.

Article 19: Numeration, salary, and bonus of members of the Members’ council and the Director

19.1

An Authorized Representative in the Members’ council shall serve the Company without any compensation, except when such Authorized Representative is also an officer or an employee or manager or a consultant of the Company.

19.2

The Director is entitled to be paid a salary, bonus, and other allowances in accordance with the business operations of the Company and a decision of the Members’ council. The salary of the Director shall neither be raised, nor shall the Director be paid a bonus if the Company, in the reasonable opinion of the Members’ council, is incapable of satisfying its debt or financial obligations.

Article 20: Obligations of the members of the Members’ council and the Director

20.1	The members of Members’ council and the Director shall have following obligations:

a)	Perform his/her delegated rights and obligations in a diligent and optimal manner in order to maximize the benefits of the Company;

b)

Pledge loyalty towards the Company; not to use the information, know-how, business opportunities of the Company; not to abuse his/her position, power, and property of the Company for the benefit of themselves or other organizations or individuals;

c)

Promptly notify the Company fully and accurately of any enterprise in which they and their related persons are an owner or hold share(s) or controlling share(s). Such a notification must be displayed at the head office and branch(es) of the Company; and

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d)	Other obligations as stipulated in law and this Charter.

20.2	The Director is not entitled to have his/her salary increased or paid when the Company is unable to pay all the due debts.

Article 21: Convocation of the meeting of the Members’ council

21.1

The meeting of the Members’ council shall be convened at any time upon request of the Chairperson of the Members’ council or at the request of a member or group of members as provided in Article 25.1 (b) and (c) of this Charter. A meeting of the Members’ council is required to be held at the head office of the Company unless the Company’s Charter provides otherwise.

The Chairperson of the Members’ council is responsible to prepare or organize the preparation of the agenda, contents and documents and convene the meeting of the Members’ council. The Members have the right to propose matters to be included in the meeting agenda.

The Chairperson of the Members’ council is required to accept the proposals of matters to be included in the agenda of the meeting provided by any member if it contains all the required contents and is sent to the head office at least one (1) business day before the date of the meeting of the Members’ council; a proposal submitted immediately before the meeting shall be accepted only if the majority of participating members so approves.

21.2

The invitation for the meeting of the Members’ council can be in the form of invitation letter, fax, telex, or other electric equipment and sent directly to each member of the Members’ council. A meeting invitation must clearly specify the time, venue, and agenda of the meeting.

Agenda and materials of the meeting are required to be sent to all members before the meeting. Materials to be used in the meeting relating to resolutions on amendment and supplement of the Company’s Charter, approval of development direction of the Company, approval of annual financial reports, reorganization or dissolution of the Company are required to be sent to all members at least two business days before the date of the meeting. The deadline for sending other materials is two business days prior to the date of the meeting at latest.

21.3

Where the Chairperson of the Members’ council fails to convene a meeting of the Members’ council at the request of a member or group of members in accordance with clause 1 hereof, such Member or group of Members may convene the meeting of the Members’ council within fifteen (15) days of the date from the request; simultaneously, such member or group of members, themselves or on behalf of the Company, have the right to petition the Chairperson of the Members’ council in relation to his/her failure to exercise the management obligations, which causes injury to the member’s legitimate interests.

21.4	Request of a meeting of the Members’ council as stipulated in Article 21.3 must be in writing.

21.5

If the request of a meeting of the Members’ council does not contain all contents as stipulated in Article 21.4 hereof, the Chairperson of the Members’ council shall be required to notify the requesting member or group of members in writing within seven business days from the date of receiving such a request.

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In other cases, the Chairperson of the Members’ council is required to convene a meeting of the Members’ council within fifteen (15) days from the date of receiving the request.

If the Chairperson of the Members’ council does not convene a meeting of the Members’ council in accordance with mentioned regulation, he or she shall be personally liable by law for any damages to the Company and any related member. In such a case, the requesting member or group of members shall be entitled to convene a meeting of the Members’ council. The reasonable costs for convening and conducting the meeting of the Members’ council shall be reimbursed by the Company.

Article 22: Conditions of the meeting of the Members’ council

22.1	A meeting of the Members’ council may only be conducted if the members in attendance represent at least 75% (seventy five percent) of the Charter Capital.

22.2

In case the first meeting fails to meet the conditions prescribed in Article 22.1, a second meeting may be convened within fifteen days from the intended date of the first meeting. The meeting of the Members’ council convened for the second time shall be conducted when the members in attendance represent at least 55% (fifty five percent) of the Charter Capital.

22.3

In case the second meeting fails to meet the conditions prescribed in Article 22.2, a third meeting may be convened within ten (10) business days from the intended date of the second meeting. In this case, the meeting of the Members’ council is convened without depending on the number of members in attendance and the represented amount of the Charter Capital by such members.

22.4	The members and their authorized representatives may authorize other members in writing to participate in the meeting of the Members’ council.

Article 23: Decisions of the Members’ council and the form of obtaining members’ written opinion

23.1	The Members’ council shall approve the decision within its authority by way of voting at the meeting or obtaining written opinions.

The following matters must be approved by way of voting at the meeting of the Members’ council:

•	Amendment, supplement of the Company’s Charter;

•	Decision on the direction of Company’s development;

•	Appointment, relieve or dismissal of the Chairperson of the Members’ council, appointment, relieve or dismissal of the Director;

•	Approval of annual financial statements; and

•	Reorganization or dissolution of the Company.

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a)	The decision of the Members’ council shall be passed in the following cases:

•	Approved by votes representing at least 75% (seventy five percent) of the total contributed capital of the attending members;

•

Approved by votes representing at least 75% of the total contributed capital of the attending members for the decision on selling assets with a value equal to or greater than 50% (fifty percent) of the total value of assets recorded in the latest financial statements of the Company, amending, and supplementing the Company’s charter, reorganizing, or dissolving the Company.

b)	The decision of the Members’ council shall be passed in the form of collecting written opinions when approved by members representing at least 75% (seventy five percent) of the Charter Capital.

23.2	The authority and procedure for obtaining written opinion for approval of the decisions shall comply with the following provisions:

a)	The Chairperson of the Members’ council shall decide to collect written opinions of members of Members’ council in order to approve the decisions on matters within his/her competence;

b)

The Chairperson of the Members’ council is responsible for organizing the drafting and sending of reports and proposals on the contents to be decided, draft decisions and opinion forms to members of the Members’ council; and

c)

The Chairperson of the Members’ council shall organize the counting of votes, make a report, and notify the results of the vote counting and the passed decision to the members within seven business days from the date of expiration of the time limit for which the members submit their comments to the Company.

Article 24: Minutes of the meeting of the Members’ council

24.1	All meetings of the Members’ council must be recorded in a book of the meeting minutes of the Company.

24.2	The meeting minutes shall be required to be completed and passed prior to the close of the meeting.

Article 25: Rights and obligations of members

25.1	Rights of members:

a)	The Company’s members have the following rights:

•	Attend the meeting of the Members’ council, discuss, propose, and vote on matters under the authority of the Members’ council;

•	Have the number of votes corresponding to his/her capital contribution;

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•

Examine, assess, look up, copy, or extract the members’ register, the book of record and monitor transactions, accounting books, annual financial statement, the number of minutes of the Members’ council meeting, other papers, and documents of the Company;

•	Be entitled to share profits proportionated to the contributed capital after the Company has fulfilled tax and other financial obligations as prescribed by law;

•	Receive the remaining asset value of the Company in proportion to the contributed capital when the Company dissolves or goes bankrupt;

•

Be prioritized to contribute more capital to the Company when the Company increases its charter capital; have the right to transfer part or all of the contributed capital in accordance with the provisions of the Law on Enterprises;

•	Complain or sue the Director when the Director fails to perform his/her obligations properly, causing damage to the interests of the Company’s members in accordance with the law of Vietnam;

•	Dispose their capital contribution by transfer, inheritance, donation, and other ways in accordance with the law and the Company’s Charter; and

•	Other rights as stipulated under the Law on Enterprises.

b)

A member or a group of members owning more than 25% (twenty five percent) of the Charter Capital, except for the case specified in Article 25.1(a), shall have the right to request a meeting of the Members’ council to resolve issues under its authority.

c)

In case the Company has one member owning more than 75% (seventy five percent) of the Charter Capital and point b, clause 1 of this Article does not stipulate the engraving ratio to be less than 25% (twenty five percent), the minority members are automatically entitled to the right provided in Article 25.1(b).

25.2	Members have the following obligations:

a)

To contribute fully and on time the committed capital amount and be responsible for debts and other property obligations of the Company within the amount of capital committed to contribute to the Company; not to withdraw the contributed capital from the Company in any form, except for the cases specified in Articles 10, 11, 12 and 13 of this Charter;

b)	To comply with the Company’s Charter;

c)	To abide by the decisions of the Members’ council;

d)	To perform other obligations in accordance with the provisions of the Law on Enterprises; and

e)	To take personal responsibility when acting on behalf of the Company to perform the following acts:

•	Violating the law;

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•	Conducting business or other transactions that do not serve the interest of the Company and cause damage to others; and

•	Settling undue debts before possible financial risk to the Company.

Article 26: Contracts and transactions requiring approvals from the Members’ council

26.1	Agreements and transactions between the Company and the following parties must be approved by the Members’ council:

a)	Members, the authorized representative of members, the Director, the legal representative of the Company;

b)	Related persons of the persons specified in Article 26.1(a);

c)	Managers of the parent company, the persons who have the authority to appoint the managers of the parent company; and

d)	Related persons of the persons specified in Article 26.1(c).

The legal representative of the Company must send to members of the Members’ council, and at the same time, announce at the head office and branches of the Company the draft agreement or notice of the main contents of the intended transaction. The Members’ council shall decide to approve the agreement or transaction within fifteen (15) days from the date of announcing; in this case, the agreement or transaction is approved if the number members represent at least 75% (seventy five percent) of the total voting capital agrees so. Members involved in such agreements and transactions do not have the voting right.

26.2

Contracts and transactions are invalidated and handled in accordance with law when they are entered into inconsistently with the provisions of Article 26.1. The legal representative of the Company, his/her related member and related person must compensate for any damage incurred and return to the Company the profits earned from the performance of such agreements and transactions.

Article 27: Principles for dispute resolution

27.1	Disputes between members must first be resolved through negotiation and mediation.

27.2	In case the disputing parties still cannot reach an agreement, the dispute will be brought to the Vietnamese Court for settlement in accordance with the law.

CHAPTER IV

ACCOUNTING, FINANCE, AND DISTRIBUTION OF PROFITS

Article 28: Fiscal Year

28.1	The fiscal year of the Company shall commence on January 1st to December 31st of the calendar year every year.

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28.2	The first fiscal year of the Company shall commence on the date of issuance of the initial Enterprise Registration Certificate and tax registration until December 31st of such year.

Article 29: Tax finalization

29.1	The Company’s accounting books have been fully opened and strictly complied with the applicable legal regulations.

29.2

At the end of each fiscal year, the Company will prepare financial statements including balance sheet and financial statements for submission to members for review at least fifteen (15) days before the annual general meeting.

29.3	Within ninety (90) days from the end of the fiscal year, the Company’s annual financial statements will be sent to the tax authorities, business registration offices and competent statistical offices.

Article 30: Profit distribution, formation of fund and principles for bearing losses

After fulfilling the tax payment obligations and other financial obligations as prescribed by law, paying in full (or having spent the full payment) debts and other property obligations which are due and payable, the Company shall set up the following funds:

•	Production and business development fund;

•	Reserve fund; and

•	Welfare and reward fund.

The Members’ council will decide to set aside the above-mentioned funds in accordance with the provisions of Vietnamese law.

The Company will divide profits among members according to the actual contributed capital ratio of each member at the time of profit-sharing decision.

Principle of loss: Business losses are distributed to the members according to the proportion of capital contribution.

Article 31: Recovery of the returned capital contribution or distributed profit

Where the Company returns a part of the Capital Contribution by way of reducing the Charter Capital, which is not compliant with Article 13.3 hereof, or distributing profit to members in violation of Article 30 hereof, all Members must return to the Company the money and other assets received or must jointly be responsible for the debts and other property obligations of the Company until members have fully refunded the amount, other assets received equivalent to the reduced capital or distributed profits.

CHAPTER V

ORGANIZATION, REORGANIZATION, DISSOLUTION

Article 32: Organization

32.1

The Company shall be established upon the approval of this Charter by all members of the Company and when the Enterprise Registration Certificate is granted by the licensing authority and register with tax authority.

GRAB TAXI COMPANY LIMITED	18/20

Charter

32.2	All expenses relating to the establishment of the Company shall be included in the Company’s expenses and are deducted from the expenses of the first fiscal year.

Article 33: Dissolution and liquidation of the Company’s assets

33.1	The Company is dissolved in the following circumstances:

a)	End of the operation term stated in the Charter without a decision on extension;

b)	The Company no longer meets the minimum number of members as prescribed by the Law on Enterprises for a period of six consecutive months; or

c)	Revocation of the Enterprise Registration Certificate and tax registration.

33.2	The Company can only be dissolved when it guarantees to pay off all debts and other property obligations.

Article 34: Reorganization of the Company

Divisions, separation, consolidation, merger, or conversion of the Company upon decision of the Members’ council (if any) shall be carried out in accordance with Article 150, 151, 152, 153 and 154 of Law on enterprises.

CHAPTER VI

IMPLEMENTATION PROVISIONS

Article 35: Effect of the Charter

This Charter shall come into effect from the date on which the Enterprise Registration Certificate of the Company is granted by the licensing authority.

Article 36: Formality of amendment and supplement of the Charter

36.1	Issues relating to the operation of the Company which are not provided in this Charter shall be governed by the Law on Enterprises and other legal documents.

36.2	In case this Charter has any illegal provisions or leads to illegal execution, such provisions shall not be implemented and shall be amended in the earliest meeting of the Members’ council.

36.3

If the supplement or amendment of the content of this Charter is desired, the Members’ council will meet to approve and decide on the content of the changes. The procedure for convocation of meeting to approve the amendments is provided under the article of this Charter.

Article 37: Final provision

This Charter, and each article and chapter herein, have been reviewed, and accepted by all members of the Company.

GRAB TAXI COMPANY LIMITED	19/20

Charter

This Charter comprises of 06 chapters and 37 articles and is made in seven (4) originals at equal value; one (01) set shall be submitted to the licensing authority, one (01) set shall be kept at the head office of the Company and one (01) set for each member.

Any copy of this Charter must be certified by the Chairperson of the Members’ council or by the Director of the Company.

Ho Chi Minh City, on 10 February 2014

MEMBERS OF THE GRAB TAXI COMPANY LIMITED

(signed)	(signed)	(signed)
NGUYEN TUAN ANH	NGUYEN PHU SINH	TRAN ANH DUC

GRAB TAXI COMPANY LIMITED	20/20

AMENDMENT TO CHARTER

OF

GRABTAXI COMPANY LIMITED

01st Mar, 2016

This amendment to the Charter of the Company is made on 1 March 2016 and will take effect on date of the Enterprise Registration Certificate (registered for the 3rd amendment) of the Company.

ARTICLE 1. AMENDED CONTENTS

2.1.	The information of members at the beginning of the Charter shall be amended as follows:

No.	Name	Date of birth/ Date of Incorporation	Nationality	Certificate of Incorporation/ Business Registration Certificate/ Identity Card/ Passport	Registered address of permanent residence/ Head office’s address
1	Mr. Nguyen Tuan Anh	[***]	Vietnamese	[***]	[***]

2	Grab Inc.	February 17, 2015	Cayman Island	No. IC-296805 issued by the Registrar of Companies of Cayman Islands on February 17, 2015	Offices of International Corporation Services Ltd., PO Box 472, 2nd Floor, Harbour Place, 103 South Church Street, George Town, Grand Cayman KY1-1106, Cayman Islands

	Authorized representative: Mr. Anthony Tan Ping Yeow	[***]	-/-	[***]	[***]

2.2.	Article 7.1 of the Charter shall be amended as follows:

“ARTICLE 7:	CHARTER CAPITAL

7.1	The charter capital of the Company is VND20,000,000,000 (Twenty billion Vietnam Dong) with the ratios of capital contribution of the Company’s members are as follows:

Unit: Vietnam Dong

No.	Name of member	Capital contribution					Ratio of capital contribution(%)	Time of capital contribution
		Total (VND)	In which
			VND	USD	Gold	Other assets
1	Grab Inc.	10,100,000,000	10,100,000,000	0	0	0	50,5	Within fifteen (15) days as from the date the competent authority issues the amended Enterprise Registration Certificate to the Company

2	Nguyen Tuan Anh	9,900,000,000	9,900,000,000	0	0	0	49,5	Within fifteen (15) days as from the date the competent authority issues the amended Enterprise Registration Certificate to the Company

Total		20,000,000,000	20,000,000,000	0	0	0	100

2.3.	Article 22.1, 22.2 and 23.1 of the Company’s Charter shall amend as follows:

“Article 22: Conditions for conducting meetings of the Members’ Council

22.1	The meetings of the Members’ Council shall be conducted when the attending members hold at least 65% (Sixty five percent) of the charter capital; and

22.2

Where the first meeting does not satisfy the condition to be conducted, a second meeting shall be convened within 15 (fifteen) days from the date on which the first meeting was intended to be conducted. The meeting of the Members’ Council which is convened for a second time shall be conducted where the attending members hold at least 50.5% (Fifty point five percent) of the charter capital.

‘‘Article 23: Resolution of the Members’ Council and procedures for collecting opinions in writing

23.1	The Members’ Council shall pass resolutions within its authority by way of voting at meetings and collecting opinions in writing.

(a)	The issues will be passed by way of voting at the meeting of the Members’ Council and will include but is not limited to:

(i)	Amendment of or addition to the following contents of the Charter of the Company as follows:

•	Names and head office address of the company; names and addresses of branches and representative offices (if any);

Business lines;

Charter capital;

Full name, address, nationalities and other basis characteristics of members; number of capital contribution and its value for each member;

Rights and obligations of members;

Organizational and managerial structure;

Legal representative of the Company;

Procedures for passing decisions of the Company; rules for resolution of internal disputes;

Bases and methods of calculating remuneration, wages and bonuses of managers and controllers;

Circumstances in which a member has the right to require the company to redeem its capital contribution;

Rules for distribution of after-tax profit and dealing with losses in the business;

•	Circumstances for dissolution, procedures for dissolution and procedures for liquidation of the assets of the Company; and

•	Procedures for amendments of or additions to the charter of the Company.

(ii)	Decisions on the developmental direction of the company;

(iii)	Election, discharge or removal of the chairman of the Members’ Council; appointment, dismissal or removal of the Director or General Director;

(iv)	Approval of annual financial statements; and

(v)	Re-organization or dissolution of the company.

(b)

Resolution of the Members’ Council shall be passed in a meeting ifit is agreed by the number of votes representing at least 50.5% (Fifty point five percent) of the aggregate capital of the attending members.

(c)	Resolution of the Members’ Council shall be passed by way of collection of written opinions if it is agreed by members holding at least 65% (sixty five percent) of the charter capital.

ARTICLE 3.	MISCELLANEOUS

3.1

Other terms of the Company’s Charter which are not revised hereby shall remain in full force until they are expressly removed, amended or supplemented to by any separate resolutions of the Members’ Council.

3.2	This Amendment to the Charter is an integral part of the Company’s Charter.

3.3

This Amendment to the Charter is made in five (05) original sets in both English and Vietnamese with equal validity. Each Member shall keep one (01) original set, two (02) original set shall be archived at the head office of the Company and the remaining original set shall be submitted to the Department of Planning and Investment of Ho Chi Minh City.

Ho Chi Minh City, 01 March 2016

Certification of the legal representative of
GRABTAXI COMPANY LIMITED

/s/ Mr. Nguyen Tuan Anh
Mr. Nguyen Tuan Anh
Director

Exhibit 10.23

AMENDMENT TO CHARTER

OF

GRAB COMPANY LIMITED

18/3/2020

AMENDMENT TO THE CHARTER OF GRAB COMPANY LIMITED

This amendment to the Charter of Grab Company Limited (“Company”) is made on 18 March, 2020.

ARTICLE 1. AMENDED CONTENTS

1.1	Article 7.1 of the Charter is amended as follows:

“7.1	The charter capital of the Company is VND20,000,000,000 (Twenty billion Vietnam Dong) with the ratios of capital contribution of the Company’s members are follow:”

No.	Name of member	Capital contribution Total (VND)	Ratio of capital contribution (%)	Type of capital	Time of capital contribution
1	Ly Thuy Bich Huyen	10,200,000,000	51.0	Cash	Already contributed
2	Grab Inc.	9,800,000,000	49.0	Cash	Already contributed
Total		20,000,000,000	100.0

1.2	Articles 22.1 and 22.2 of the Charter are amended as follows:

“22.1	The meetings of the Members’ Council shall be conducted when the attending members hold at least 75% (Seventy five percent) of the charter capital; and”

“22.2

Where the first meeting does not satisfy the condition to be conducted, a second meeting shall be convened within 15 (fifteen) days from the date on which the first meeting was intended to be conducted. The meeting of the Members’ Council which is convened for a second time shall be conducted when the attending members hold at least 75% (Seventy five percent) of the charter capital. Where the second meeting does not satisfy the condition to be conducted, a third meeting shall be convened within 10 (ten) business days from the date on which the second meeting was intended to be conducted. The meeting of the Members’ Council which is convened for a third time shall be conducted when the attending members hold at least 75% (Seventy five percent) of the charter capital. Where the third meeting does not satisfy the condition to be conducted, the meeting of the Members’ Council will be convened from the beginning.”

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1.3	Articles 23.1(b) and 23.1(c) of the Charter are amended as follows:

“(b)

Resolution of the Members’ Council shall be passed in a meeting if it is agreed by the number of votes representing at least 75% (Seventy five percent) of the aggregate capital of the attending members.”

“(c)

Resolution of the Members’ Council shall be passed by way of collection of written opinions if it is agreed by the number of votes representing at least 75% (Seventy five percent) of the charter capital.”

ARTICLE 2. MISCELLANEOUS

2.1

Other provisions of the Company’s Charter which are not amended hereby shall remain unchanged and being in full force and effect until they are expressly removed, amended or supplemented to by any decisions of the Owner of the Company.

2.2	This Amendment to the Charter is an integral part of the Company’s Charter.

2.3

This Amendment to the Charter is made in two (02) originals sets in both English and Vietnamese with equal validity. The Owner shall keep one (01) original and the remaining original shall be archived at the head office of the Company.

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Ho Chi Minh City, March 18, 2020.

For and on behalf of

GRAB COMPANY LIMITED

/s/ LIM YEN HOCK
LIM YEN HOCK Director and Legal Representative

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